Exhibit 99.1

RESTORATION HARDWARE HOLDINGS, INC. APPOINTS KATIE MITIC TO BOARD OF DIRECTORS

Corte Madera, CA – October 31, 2013 – Restoration Hardware Holdings, Inc. (NYSE: RH) today announced the appointment of Katie Mitic to its Board of Directors, effective immediately. Ms. Mitic, who will also serve on the Board’s Audit Committee, is a veteran technology leader and entrepreneur with nearly 20 years of strategic product, marketing and business development experience.

Gary Friedman, Chairman, Creator, Curator, and Co-Chief Executive Officer, said, “We are thrilled to have Katie join RH’s Board. Her entrepreneurial mindset and digital expertise will be invaluable as we continue to evolve and enhance the ways in which we connect with our customers.”

Mitic is currently the Co-founder and Chief Executive Officer of Three Koi Labs, a mobile services start-up aimed at connecting consumers to the relevant people, places, and things around them. Previously, she led platform marketing for Facebook, where she advanced the growth of ground-breaking products for the developers and businesses that engage with Facebook’s community worldwide. Additionally, Ms. Mitic has served on the Board of Directors of eBay Inc. for the past two years and on the Board of Directors of Special Olympics International since May 2011.

“I am excited to be joining an iconic brand in RH that is at the forefront of innovation in retail customer experiences,” said Ms. Mitic. “I look forward to working with the team to continue the tremendous business momentum that has already been created and contributing to the long-term success of the Company.”

Prior to joining Facebook, Mitic served as Senior Vice President of Product Marketing at Palm, leading hardware and software product management and marketing and corporate development. Previously, she was Vice President and General Manager at Yahoo!, managing strategic global communities and communication businesses. She has also served as Executive in Residence at Kleiner Perkins Caufield & Byers and Elevation Partners. She began her career in the mergers and acquisitions group at Credit Suisse First Boston, before going on to become the product leader in a number of successful startups including Four11 (acquired by Yahoo!) and NetDynamics (acquired by Sun Microsystems).

About Restoration Hardware Holdings, Inc.

RH (Restoration Hardware Holdings, Inc. - NYSE:RH) is a curator of design, taste and style in the luxury lifestyle market. The Company offers collections through its retail galleries, source books, and online at RH.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future events. We cannot assure you that future developments affecting us will be those that we have anticipated. Important risks and uncertainties that could cause actual results to differ materially from our expectations include, among others, recent changes in general economic conditions and the impact on consumer confidence and consumer spending, changes in customer demand for our products, our ability to anticipate consumer preferences and buying trends, risks related to the number of new business initiatives we are undertaking, risks in the implementation or our real estate portfolio transformation, delays in store openings, as well as those risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Restoration Hardware Holdings’ Form 10-Q filed with the Securities and Exchange Commission on September 16, 2013, and similar disclosures in reports filed with the SEC, which are available on our investor relations website at ir.restorationhardware.com and on the SEC website at www.sec.gov. Any forward-looking statement made by us in this press release speaks only as of the date on which we make it. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Contact

Cammeron McLaughlin

VP, Investor Relations

(415) 945-4998

cmclaughlin@restorationhardware.com

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